Exhibit 107
Calculation of Filing Fee Tables
FORM S-1
(Form Type)
ESS TECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock, par value $0.0001 per share	Other	4,092,576	$4.22	$17,270,671	$92.70 per $1,000,000	$1,601
Fees previously paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$1,601
	Total Fees Previously Paid							$0
	Total Fee Offsets							$1,601
	Net Fee Due							$0
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock, par value $0.0001 (“Common Stock”), per share that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of registrant’s common stock, as applicable.
(2)Consists of 4,092,576 shares of the registrant’s Common Stock beneficially owned by certain former stockholders of ESS Tech Subsidiary, Inc., a Delaware corporation (formerly known as ESS Tech, Inc.) (“Legacy ESS”), which were previously registered pursuant to the registration statement on Form S-4 initially filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2021 (File No. 333-257232). These shares are registered for resale on this registration statement.
(3)Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock quoted on the New York Stock Exchange on February 25, 2022.
(4)Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the Fee Rate.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	ESS Tech, Inc.	S-1	333- 261900(1)	December 27, 2021		$1,601	Equity	Common Stock, par value $0.0001 per share	6,500,000	$74,692,800
Fee Offset Sources	ESS Tech, Inc.	S-1	333- 261900(1)		December 27, 2021						$6,950
(1)The registrant withdrew the registration statement on Form S-1 (No. 333-261900) by filing a Form RW on February 8, 2022. The withdrawn registration statement on Form S-1 (No. 333-261900) was not declared effective and no securities were sold thereunder.
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share	125,952,180	$2,071,913,361	S-1	333-260693	November 10, 2021